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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




March 25, 1997
Date of Report (Date of earliest event reported)
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                         INTEGRATED MEASUREMENT SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


OREGON                                      93-0840631
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                             Commission File No. 0-26274

9525 S.W. GEMINI DRIVE, BEAVERTON OR        97008
(Address of principal executive officers)   (zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:        (503) 626-7117

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ITEM 5.  OTHER EVENTS

    Press Releases

    IMS Introduces The eXtended Digital Test Station (XTS) Featuring 576 Pins
      At IMS' Traditional Low Cost
         On March 25, 1997, Integrated Measurement Systems, Inc. announced the introduction of a new Test Station that extends the maximum pin count of the ATS-Trademark- Advanced Digital Test Station series to a new high of 576 I/O pins. Full text is attached to this report as
         Exhibit 99a.

    IMS Announces New Digital Virtual Test Solution for Mixed-Signal
         On March 31, 1997, Integrated Measurement Systems, Inc. introduced TestDirect-Trademark-, a new digital Virtual Test productivity tool for mixed-signal test. Full text is attached to this report as
         Exhibit 99b.

    IMS Introduces High Speed E Series Data Modules Bringing Higher
      Price/Performance Standards to its ATS-Trademark-, XTS-Trademark- and MSTS-Trademark- Test Stations
         On April 2, 1997, Integrated Measurement Systems, Inc. announced the introduction of two new e-series data modules designated the 100e for 100 MHz operation and 200e for 200 MHz operation. Developed for use with the ATS-Trademark-, XTS-Trademark- and MSTS-Trademark- Test Stations, the new higher speed e-modules build upon the 60e price/performance standard announced at ITC, 1996. Full text is attached to this report as Exhibit 99c.

ITEM 6.  EXHIBITS

    (exhibit reference numbers refer to Item 601 of Regulation S-K)

    99a. Press Release -- IMS Introduces The eXtended Digital Test Station
         (XTS) Featuring 576 Pins At IMS' Traditional Low Cost

    99b. Press Release -- IMS Announces New Digital Virtual Test Solution for
         Mixed-Signal

    99c. Press Release -- IMS Introduces High Speed E Series Data Modules
         Bringing Higher Price/Performance Standards to its ATS-Trademark-, XTS-Trademark- and MSTS-Trademark- Test Stations

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 16, 1997.

                                      INTEGRATED MEASUREMENT SYSTEMS, INC.
                                      (Registrant)

                                      /s/   Sar Ramadan
                                      ---------------------------------
                                      Sar Ramadan
                                      Chief Financial Officer